Exhibit 10.7

WARRANT EXERCISE AGREEMENT

This WARRANT EXERCISE AGREEMENT dated as of June 25, 2013 (this “Agreement”) is made by and between Navidea Biopharmaceuticals, Inc., a Delaware corporation (the “Company”), and Platinum-Montaur Life Sciences, LLC, a Delaware limited liability company (the “Investor”).

Recitals

A.           On or about April 16, 2008, the Company issued to the Investor a Series X Warrant (#WX08-001) to Purchase 8,333,333 shares of the Company’s Common Stock (the “Common Stock”), which Series X Warrant was amended and restated on or about July 24, 2009 (#WX08-001A), which Series X Warrant was then amended on or about July 2, 2012 to reflect a change in the Company’s name (#WX08—002) (as so amended, the “Series X Warrant”).

B.           The Series X Warrant remains, as of the date hereof, exercisable for 5,333,333 shares of Common Stock at an exercise price of $0.46 per share;

C.           On or about July 24, 2009, the Company issued to Investor a Series AA Warrant (#AA09-01) to Purchase 2,400,000 shares of the Company’s Common Stock, which Series AA Warrant was modified on or about July 2, 2012 to reflect a change in the Company’s name (#AA09-02) (as so amended, the “Series AA Warrant” and, together with the Series X Warrant, the “Warrants”);

D.           The Series AA Warrant remains, as of the date hereof, exercisable for 2,400,000 shares of Common Stock at an exercise price of $0.97 per share;

E.           The Company and the Investor are parties to a Loan Agreement, dated as of July 25, 2012 (as amended, the “Loan Agreement”), pursuant to which the Investor has extended the Term Loan, as defined and on the conditions set forth therein;

F.           Subject to the terms and conditions set forth herein, the Company and the Investor desire to effect the exercise of the Warrants on a cashless basis by cancelling a portion of the indebtedness outstanding under the Loan Agreement equal to the aggregate exercise price of the Warrants, and receiving upon such exercise, in lieu of Common Stock, shares of the Company’s Series B Convertible Preferred Stock (the “Series B Shares”) on the terms and conditions set forth herein.

Statement of Agreement

In consideration of the foregoing, and of their mutual agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

Section 1.          Definitions. Capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings set forth in the Loan Agreement.

Section 2.          Exercise and Exchange of Securities.

(a)       Subject to the terms and conditions herein set forth, at the Closing (as defined below) the Investor agrees (i) to deliver to the Company the Warrants (the “Original Securities”) for exercise in full and (ii) as payment of the exercise price of the Warrants (the “Exercise Price”), to deem repaid in full an amount under the Loan Agreement equal to $4,781,333, such repayment to be applied to the Draws in the inverse order of maturity in accordance with Section 3.1 of the Loan Agreement (the “Deemed Repayment”). The Company agrees to accept the Deemed Repayment as the payment of the full exercise price of the Warrants.

(b)      In lieu of issuing Common Stock upon exercise of the Warrants hereunder, the Company shall issue to the Investor 2,364.9 Series B Shares, each such Series B Share being convertible into 3,270 shares of Common Stock, and the Investor agrees to accept such Series B Shares in satisfaction of the exercise in full of the Warrants hereunder.

(c)      The closing of the transactions contemplated by this Agreement ( the “Closing”) shall occur simultaneously with the execution and delivery of this Agreement or on such later date and time as the Parties may agree (the “Closing Date”) at the offices of Investor, 152 West 57th Street, 54th Floor, New York, New York.

Section 3.         Representations and Warranties of the Company.

(a)      The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to execute, deliver and perform its obligations under this Agreement.

(b)      The execution, delivery and performance by the Company of this Agreement, the issuance of the Series B Shares, and the consummation of the transactions contemplated hereby and thereby (a) has been duly authorized by all necessary corporate action; (b) do not and will not contravene the terms of the Certificate of Incorporation or By-Laws of the Company or any amendment thereof or any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected; (c) do not and will not (i) conflict with, contravene, result in any material violation or breach of or material default under (with or without the giving of notice or the lapse of time or both), (ii) create in any other Person a right or claim of termination or amendment, or (iii) require any material modification or acceleration or cancellation of, any Contractual Obligation of the Company or any of its Subsidiaries; and (d) do not and will not result in the creation of any Lien (or obligation to create a Lien) against any material property or asset of the Company or any of its, except, in all cases, for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

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(c)          This Agreement has been duly executed and delivered by the Company, and this Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

(d)          Neither the Company nor any of its Subsidiaries is required under federal, state, foreign or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or Governmental Authority in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Series B Shares in accordance with the terms hereof (other than any filings, consents and approvals which may be required to be made by the Company under applicable state and federal securities laws, or rules).

(e)          The Series B Shares to be issued at the Closing have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, they shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind, and shall be fully paid and non-assessable.

(f)          The Company has authorized and reserved, and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, shares of Common Stock sufficient to effect the conversion of the Series B Shares.

(g)          The shares of Common Stock to be issued upon conversion of the Series B Shares will, upon issuance, be validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances and rights of first refusal or preemptive rights of any kind imposed by or through the Company, and the holders thereof shall be entitled to all rights accorded to a holder of Common Stock. Such shares of Common Stock are listed for trading on the principal stock exchange on which the shares of Common Stock are listed.

(h)          The Company acknowledges that it has received no consideration in respect of the Series B Shares, other than securities of the Company constituting the Warrants and the obligations under the Loan Agreement equal to the Deemed Repayment.

Section 4.             Representations and Warranties of Investor.

(a)          The Investor is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware.

(b)          The Investor has the requisite power and authority to enter into and perform this Agreement and to purchase the Series B Shares being issued to it hereunder. The execution, delivery and performance of this Agreement by the Investor and the consummation by it of the transactions contemplated hereby (i) have been duly authorized by all necessary limited liability company action, and (ii) do not contravene the terms of the organizational or governing documents of the Investor. No further consent or authorization of the Investor, its board of directors or other governing body, or of its members, is required for the execution, delivery or performance of this Agreement by the Investor. When executed and delivered by the Investor, this Agreement shall constitute the valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor’s rights and remedies or by other equitable principles of general application.

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(c)          The Investor owns and holds, beneficially and of record, the entire right, title, and interest in and to the Original Securities, free and clear of any claim, restriction or Lien other than restrictions on transfer under the Securities Act and applicable state securities laws.

(d)          The Investor is acquiring the Series B Shares for its own account and not with a view to or for sale in connection with a distribution thereof. The Investor does not have a present intention to sell any of the Series B Shares, nor a present arrangement (whether or not legally binding) or intention to effect any distribution of any of the Series B Shares to or through any person or entity; provided, however, that by making the representations herein, the Investor does not agree to hold the Series B Shares (or securities issued upon conversion of the Series B Shares) for any minimum or other specific term and reserves the right to dispose of such securities at any time in accordance with federal and state securities laws applicable to such disposition. The Investor acknowledges and agrees that certificates representing the Series B Shares shall bear a legend to the following effect:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

(e)          The Investor is an “accredited investor” as defined in Rule 501(a) under the Securities Act. The Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Series B Shares. The Investor is not required to be registered as a broker-dealer under Section 15 of the Exchange Act and the Investor is not a broker-dealer. Investor acknowledges that an investment in the Securities is speculative and involves a high degree of risk.

(f)          The Investor acknowledges that it has carefully reviewed the Company’s filings with the Securities and Exchange Commission and other publicly available information furnished by the Company, and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of this Agreement and the Series B Shares and the merits and risks of investing in the Series B Shares; (ii) access to information about the Company and Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the information that has been furnished by the Company.

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(g)          The Investor understands that the Series B Shares have not been registered under the Securities Act and must be held indefinitely unless registered under the Securities Act or an exemption from registration is available. The Investor acknowledges that it is familiar with Rule 144, and that the Investor has been advised that Rule 144 permits resales of unregistered securities only under certain circumstances. The Investor understands that to the extent that Rule 144 is not available, the Investor will be unable to sell any Series B Shares without either registration under the Securities Act or the existence of another exemption from such registration requirement.

(h)          The Investor understands that the Series B Shares are being issued in reliance on a transactional exemption from the registration requirements of federal and state securities laws and the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Investor set forth herein in order to determine the applicability of such exemptions. The Investor understands that no Governmental Authority has passed upon or made any recommendation or endorsement of the Series B Shares.

(i)          The Investor has not employed any broker or finder or incurred any liability for any brokerage or investment banking fees, commissions, finders’ structuring fees, financial advisory fees or other similar fees in connection with the transactions contemplated by this Agreement.

Section 5.            Conditions Precedent to the Company’s Obligations. The obligation hereunder of the Company to issue and deliver the Series B Shares to the Investor in exchange for the Original Securities is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion.

(a)          The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Closing Date.

(b)          The representations and warranties of the Investor shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

Section 6.            Conditions Precedent to the Investor’s Obligations. The obligation hereunder of the Investor to accept the Series B Shares in exchange for the Original Securities and the indebtedness under the Loan Agreement equal to the Deemed Repayment is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Investor’s sole benefit and may be waived by the Investor at any time in its sole discretion.

(a)          The Company shall have filed an amendment to the Certificate of Designation of the Company’s Series B Convertible Preferred Stock with the Delaware Secretary of State, in substantially the form attached hereto as Exhibit A.

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(b)          The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

(c)          Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date.

(d)          The Investor shall have received an opinion of counsel to the Company, substantially in the form of Exhibit B, with such exceptions and limitations as shall be reasonably acceptable to counsel to Investor.

Section 7.             Continuing Effectiveness of Purchase Agreement. References to Preferred Stock in the Securities Purchase Agreement, dated as of December 26, 2007 (as amended, the “Purchase Agreement”) shall be deemed to include the Series B Shares, references to Conversion Shares in the Purchase Agreement shall be deemed to include the Common Shares issuable upon conversion of the Series B Shares and references to Securities in the Purchase Agreement shall be deemed to include the Series B Shares.

Section 8.             Counterparts.   This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all such counterparts together shall constitute one and the same instrument.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized persons as of the date first indicated above.

NAVIDEA BIOPHARMACEUTICALS, INC.

By:	/s/ Brent L. Larson
Name: Brent L. Larson
Title: EVP, CFO, Treasurer and Secretary

pLATINUM-montaur life sciences, llc

By:	/s/ Michael Goldberg
Name: Michael Goldberg
Title: Portfolio Manager

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Exhibit A

[Filed as Exhibit 4.1 to the Current Report on Form 8-K of Navidea Biopharmaceuticals, Inc., File No. 001-35076, dated June 24, 2013, filed June 26, 2013, as amended June 28, 2013, and incorporated herein by reference.]

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Exhibit B

Form of Opinion

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(A)	Navidea is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute, deliver and perform its obligations under each Transaction Document to which it is a party.

(B)	The execution and delivery of the Transaction Documents by Navidea and the performance by Navidea of its obligations under the Transaction Documents do not violate or conflict with its Certificate of Incorporation or By-Laws.

(C)	Navidea has duly authorized by all necessary corporate action the execution and delivery by it of each of the Transaction Documents and the performance by it of its obligations under each of the Transaction Documents. The Transaction Documents required by the Agreement to be executed and delivered at the Closing have been duly executed and delivered by Navidea, and such Transaction Documents constitute legal, valid and binding obligations of Navidea, enforceable against Navidea in accordance with their respective terms.

(D)	The execution and delivery by Navidea of the Transaction Documents required by the Amendment to be executed and delivered at the Closing and the performance by Navidea of its obligations under such Transaction Documents do not (a) violate any statute, published rule or regulation of any governmental authority thereunder; or (b) violate any order, decree or decision of any court or governmental authority to our knowledge binding upon Navidea.

(E)	The execution and delivery by Navidea of the Transaction Documents required by the Amendment to be executed and delivered at the Closing and the performance by Navidea of its obligations under such Transaction Documents do not (i) conflict with, contravene, result in any material violation or breach of, or material default under (with or without the giving of notice or the lapse of time or both), (ii) create in any other Person a right or claim of termination or amendment of, (iii) require any material modification or acceleration or cancellation of any Contractual Obligation of the Company or any of its Subsidiaries that is known to us, or (iv) do not and will not result in the creation of any Lien (or obligation to create a Lien) against any material property or asset of the Company or any of its, except, in all cases referenced in clauses (i) through (iv), for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

(F)	No consent, approval, authorization or order of, or registration or filing with, any court or governmental authority is required for the execution, delivery and performance by Navidea of the Transaction Documents.

(G)	The shares of Series B Convertible Preferred Stock issued pursuant to the Exercise Agreement (“Series B Shares”) have been authorized, and upon payment therefor at the Closing as provided in the Exercise Agreement, will be validly issued, fully paid and nonassessable.

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(H)	The shares of Common Stock to be issued upon conversion of the Series B Stock are validly authorized, and assuming that the Series B Stock is converted immediately following the Closing in accordance with its terms, the shares of Common Stock so issuable would be validly issued, fully paid, and nonassessable.

(I)	Based on the representations and warranties of the Purchaser set forth in Section 4 of the Exercise Agreement, the offer, issue, sale and delivery of the Series B Shares in accordance with the terms of the Exercise Agreement, constitute an exempted transaction under the Securities Act of l933, as amended, and registration thereunder of the offer or sale of such securities is not required.

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